Exhibit 4.1

                                   DDB NEEDHAM
                               JOINT SAVINGS PLAN

                                   DDB NEEDHAM

                               JOINT SAVINGS PLAN

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 1     NAME, PURPOSE AND EFFECTIVE DATE ...........................     1

ARTICLE 2     DEFINITIONS AND CONSTRUCTION ...............................     2

ARTICLE 3     PARTICIPATION AND COMPUTATION OF SERVICE ...................     7

ARTICLE 4     CONTRIBUTIONS ..............................................     9

ARTICLE 5     BENEFITS ...................................................    13

ARTICLE 6     HARDSHIP WITHDRAWALS .......................................    14

ARTICLE 7     METHODS OF DISTRIBUTION ....................................    15

ARTICLE 8     INTERNAL REVENUE SERVICE QUALIFICATION .....................    16

ARTICLE 9     TRUST ......................................................    17

ARTICLE 10    AMENDMENT AND TERMINATION ..................................    18

ARTICLE 11    ADMINISTRATION AND THE COMMITTEE ...........................    19

ARTICLE 12    MULTI-EMPLOYER PROVISIONS ..................................    22

ARTICLE 13    TOP HEAVY PROVISIONS .......................................    24

ARTICLE 14    MISCELLANEOUS ..............................................    26

                                   DDB NEEDHAM
                               JOINT SAVINGS PLAN

                              W I T N E S S E T H:

            WHEREAS, DDB NEEDHAM WORLDWIDE INC. (hereinafter referred to as the "Company") desires to promote in its employees the strongest interest in their work and the assurance that they will share in the prosperity of the enterprise; and

            WHEREAS, the Company also desires to provide, through diverse means, for the future economic security of its employees and their beneficiaries and/or more adequate resources for the said employees and their beneficiaries from and after the time when they cease to be employees of the Company; and

            WHEREAS, for these purposes the Company has formulated the within Joint Savings Plan; and

            WHEREAS, the Board of Directors of the Company has heretofore and on the 27th day of April, 1989 adopted the within Joint Savings Plan for its employees;

            NOW, THEREFORE, in consideration of the premises, the Company has established the following as its Joint Savings Plan:

                                    ARTICLE 1

                        NAME, PURPOSE AND EFFECTIVE DATE

1.1 Name. This Plan is designated as the DDB Needham Joint Savings Plan (hereinafter "Plan").

1.2 Purpose. The purpose of the Plan is to provide retirement benefits and, prior to retirement, certain death and termination benefits, for eligible employees through a fund created solely by contributions of both said employees and the Company. The Plan shall be for the exclusive benefit of the employees and their beneficiaries, as a plan which qualifies under Sections 401(a) and 501(a) of the Internal Revenue Code of 1954, as same may be hereafter amended.

1.3 Non-Applicability. Nothing in the Plan shall be deemed an agreement, consideration, inducement or condition of employment, nor shall the rights or obligations of the Employer, or any employee employed by the Employer, to continue or terminate employment at any time be affected hereby.

1.4 Effective Date. The Effective Date of the Plan shall be May 1, 1989, and the date of the latest amendment hereto is October 9, 1992.

                                    ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

2.1 Definitions. The following words and phrases as used in this Plan shall have the following meaning, unless a different meaning is clearly required by the context:

      (a) Act - The Employee Retirement Income Security Act of 1974, as it may be amended from time to time, or any successor statute.

      (b) Age - The age at last birthday.

      (c) Beneficiary - Any person, estate, or trust entitled to receive any payments due under this Plan upon the death of a Participant. Each unmarried Participant may advise the Committee, in the manner and by the form specified by the Committee, of the name of the Beneficiary or Beneficiaries to receive benefits, if any, payable under the Plan after the death of the Participant; each such Participant may similarly change his primary and contingent Beneficiaries. With respect to a married Participant, the Beneficiary shall automatically be the surviving spouse, unless such spouse consents, in a manner prescribed by the Code, to another beneficiary (or unless such consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed by regulation under the Code), and in the event of such consent (or other circumstance which obviates the need for consent), the Participant may designate a Beneficiary pursuant to the preceding sentence and such consent (if any). If any Participant, eligible to designate a Beneficiary, shall fail to designate a Beneficiary, or such Beneficiary shall not be living at the Participant's death, the Committee shall be empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following, and in the order named: (1) his descendants in equal shares per stirpes, and (2) estate of the Participant, or in the discretion of the Committee, those entitled to his estate in accordance with the intestacy laws of the state of which the Participant dies a resident.

      (d) Break in Service - A 12 consecutive month period measured from an Employee's Severance From Service Date, or any anniversary thereof, during which the Employee does not perform an Hour of Service.

            A Participant's absence by reason of her pregnancy or childbirth, or by reason of adoption of a child, or caring for the Participant's child for a period beginning immediately following birth or adoption shall not be deemed a Break in Service in the year in which the absence begins if the Participant, because of such absence, does not work more than 500 hours; otherwise, such absence shall not be deemed a Break in Service in the immediately following year.

            All Participants under similar circumstances shall be treated alike.

            A transfer of an Employee from the service of one participating company to the service of another participating company shall not be deemed to be a Break in Service or termination of employment hereunder.

      (e) Code - The Internal Revenue Code, as it may be amended from time to time.

      (f) Company - DDB Needham Worldwide Inc. and any successor thereto by consolidation, merger, reorganization, transfer of assets, or otherwise, which shall, as hereinafter provided, continue this Plan. The term shall also apply, as the sense of the Plan shall require, to any corporation or business organization which, as hereinafter provided, shall assume the obligations of the Plan and Trust with respect to its employees, or any affiliated or subsidiary corporation or business organization of the Company which shall agree to become a party to this Plan and Trust, but the capitalized term "Company", as used in Articles 9, 10 and 11, shall apply only to the corporation named in the first sentence of this paragraph (f).

      (g) Compensation - All regular salary payments (excluding bonuses and overtime) made to or accrued for the Employee by the Company for the Employee's services for the Fiscal Year including contributions made to a cash or deferred arrangement that qualifies under Section 402(a)(8) of the Code and any non-taxable benefits provided as compensation under a plan qualifying under
Section 125 of the Code, but excluding deferred compensation, contributions made under this or any other plan qualified under the Internal Revenue Code, imputed income and other costs of fringe benefits. A Participant's compensation in excess of $200,000 (as indexed as provided in the Code) shall not be considered for purposes of Article 4 or Article 13 below. If an Employee is employed by more than one participating company, "Compensation" as above defined shall include the aggregate compensation received from all participating companies in that Fiscal Year.

            Notwithstanding the foregoing, for the Plan Year ending December 31, 1989, compensation shall be computed as amounts earned from May 1, 1989.

      (h) Committee - The Administrative Committee as constituted under Article 11, which shall be the named fiduciary for purposes of the Act.

      (i) Employee - Any employee who is in the service and employ of the Company, including, but only to the extent required by the Code, leased employees.

      (j) Employment Commencement Date - The date on which an Employee is first credited with an Hour of Service.

      (k) Employment Recommencement Date - The date on which an Employee is credited with an Hour of Service after incurring a Break in Service.

      (l) Entry Date - (i) The first day of any Plan Year, or (ii) with respect to a company which, pursuant to article 12 below, adopts this Plan, then the first day of the calendar quarter following such adoption for the employees of such company who would have been eligible, pursuant to Section 3.1 hereof, as of the immediately preceding Entry Date (as defined in subsection (i) hereof), had such company then been a participating employer hereunder.

      (m) Fiscal Year - The fiscal year of the Company.

      (n) Fund or Trust Fund - All money and property paid to the Trustee pursuant to this Plan, together with all investments purchased by the Trustee pursuant to the provisions of the Trust, and all interest or other income thereon, less all proper disbursements therefrom, at any particular time.

      (o) Highly Compensated Employee - A Highly Compensated Active Employee and Highly Compensated Former Employee. A "Highly Compensated Active Employee" includes any Employee who performs service for the Company during the Determination Year and who, during the Look-Back Year:

            (i) received Compensation from the Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code);

            (ii) received Compensation from the Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

            (iii) was an officer of the Company and received Compensation during such year that is greater than fifty percent (50%0 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

            If no officer has satisfied the compensation requirement of (iii) above during either Determination Year or Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            The term "Highly Compensated Active Employee" also includes:

            (i) Employees who are both described in the preceding definition of Highly Compensated Active Employee if the term "Determination Year" is substituted for the term "Look-Back Year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Company during the Determination Year; and

            (ii) Employees who are five percent (5%) owners at any time during the Look-Back Year or Determination Year.

            For this purpose the "Determination Year" shall be the Plan Year. The "Look-Back Year" shall be the twelve (12) month period immediately preceding the Determination Year.

            A "Highly Compensated Former Employee" includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, performs no service for the Company during the Determination Year, and was a highly Compensated Active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

            If an Employee is, during a Determination Year or Look-Back Year, a family member of either a five percent (5%) owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the family member and the five percent (5%) owner or top-ten (10) highly compensated Employee shall be aggregated. In such cash, the family member and five percent (5%) owner or top ten (10) highly compensated Employee shall be treated as a single employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten (10) highly compensated Employee, for purposes of this section, a family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(g) of the code and the regulations thereunder.

      (p) Hours - Hours of employment or service for the purposes of the minimum participation and vesting standards of the Act, as defined in Section 3.3.

      (q) Limitation Year - For purposes of Section 415 of the Internal Revenue Code, as same may be hereafter amended, shall be the Plan Year.

      (r) Matching Account - That part of a Participant's Account which is credited with matching contributions pursuant to Section 4.4 below.

      (s) Non-highly Compensated Employee - Any Employee who is not a Highly Compensated Employee.

      (t) Normal Retirement Age - The Participant's 60th birthday.

      (u) Normal Retirement Date - The day of the attainment by the Participant of his Normal Retirement Age, or any day thereafter.

      (v) Participant - An Employee who is eligible to be and becomes covered under this Plan as provided in Article 3 hereof, who files an election as required under Section 4.3 and who is not in an ineligible class of employment for participation in this Plan, or a former Participant or Beneficiary whose benefits hereunder have not been fully distributed.

      (w) Participant's Account or Account - Referring to a Participant's interest, shall mean at any time the portion of the Trust Fund which equals the sum of the balances in the Participant's Salary Reduction Account and Matching Account.

      (x) Period of Service - The period between an Employee's Employment Commencement Date (or Employment Recommencement Date, if applicable,) and the Employee's Severance From Service Date.

      (y) Plan - DDB Needham Joint Savings Plan established by this instrument as it may be amended from time to time.

      (z) Plan Administrator - The corporation named in the first sentence of paragraph (f) above, which shall also be the agent for service of legal process upon the Plan.

      (aa) Plan Year - The twelve month period coinciding with the Fiscal Year, except that the first Plan Year shall be a short year, commencing May 1, 1989, and ending December 31, 1989.

      (bb) Salary Reduction Account - That part of a Participant's Account which is credited with salary reduction contributions pursuant to Section 4.2 below.

      (cc) Severance From Service Date - The date on which an Employee terminates employment with the Employer. Such date shall be the earlier of:

            (a)   the date of termination, death, retirement, or discharge; or

            (b) the date on which absence occurs due to any other reason for more than one year, unless the Employee has been granted a Leave of Absence by the Company in excess of one year; provided, however a Severance From Service Date shall occur if an Employee fails to return to active employment with the Employer within fifteen (15) days after the authorized Leave of Absence expires.

      (dd) Trust or Trust Agreement - Any agreement or agreements now or hereafter executed with the Trustee selected by the Company, to implement the Plan, which may include any agreement so executed by the Company to implement any other plan, established by it and qualified under Section 401 of the Internal Revenue Code.

      (ee) Trustee - The trustee or trustees named in the Trust Agreement, to which the Company is a party, to implement the Plan, and any duly appointed successor trustee or trustees.

      (ff) Valuation Date - March 31st, June 30th, September 30th and December 31st of each Plan Year.

2.2 Plurals and Genders. The masculine gender shall include the feminine and neuter genders, and the singular, the plural, and vice versa, unless the context clearly indicates a different meaning.

                                    ARTICLE 3

                    PARTICIPATION AND COMPUTATION OF SERVICE

3.1 (a) An Employee shall be eligible to become a Participant when he has completed six (6) months of continuous employment, commencing on his Employment Commencement Date.

      (b) An Employee, who has satisfied the eligibility requirements of paragraph (a) above, shall become a Participant on the first Entry Date subsequent to the satisfaction of those requirements, provided that he shall have filed a participant election as required under Section 4.3.

      (c) (i) A person who falls into any of the following categories shall be admitted to Participant status (as of the date of his reemployment if he previously was a Participant, and otherwise on the first Entry Date following his reemployment) as follows:

            (1) A person who satisfied the requirements of paragraph (a) above for Participant status, who experienced a termination of employment prior to the Entry Date on which he would have assumed Participant status and was not in the employ of the Company on that Entry Date, and who subsequently again becomes an Employee without experiencing a Break in Service.

            (2) A person who experienced a Break in Service, but who had a vested interest in his account by reason of a prior period of participation.

provided, however, that such person may not file a participant election which is effective prior to the first day of the calendar quarter following his reemployment.

            (ii) Any other individual, upon reemployment, shall be considered a new Employee and shall be required to satisfy the requirements of paragraph (a) above without regard to service prior to a Break in Service or employment termination.

      (d) In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a Break in Service, such Employee shall participate immediately upon his return to an eligible class of Employees, but may not file a participant election which is effective prior to the first day of the calendar quarter following such return.

3.2 The Committee shall notify each Employee of the date on which he will be eligible for participation in the Plan. The Committee shall adopt and pursue uniform policies and rules applicable to all Employees. The adoption of such policies and rules shall be within the exclusive discretion of the Committee.

3.3 An "hour worked" or "hour of service" as used in computing Breaks in Service and in computing Credited Service for benefit accrual, vesting, and all other purposes of this Plan shall mean:

      (a) each hour for which an Employee is directly or indirectly paid, or entitled to payment by the Company for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

      (b) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. These hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations; and

      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made, provided however, that in each case, the number hours to be credited shall be the minimum required under applicable regulation of the Department of Labor at the relevant time.

The definition herein contained shall at all times be construed in a manner consonant with, and no more broadly than required by, Section 2530.200b-2 of the Department of

Labor regulations, or any regulations amendatory thereof or supplementary thereto, all of which regulations are incorporated into this Plan by reference.

3.4 If an Employee is transferred to an ineligible class of employment for participation in this Plan, but remains employed by the Company or is, upon leaving the employ of the Company, immediately employed by a subsidiary, affiliated or related corporation of the Company (within the meaning of Section 1563(a) of the Internal Revenue Code), he shall no longer accrue Credited Service for benefit accrual purposes under this Plan. No such transfer or reemployment shall be deemed to be a termination of employment with the Company, requiring a distribution, but such reemployment may be deemed a termination of employment in the discretion of the Committee.

      If an Employee is transferred from an ineligible class to an eligible class of employment for participation in this Plan, he shall not receive Credited Service for any of his prior service with the Company for benefit accrual purposes under this Plan, which service, as well as his compensation, shall be deemed to commence upon said transfer. He shall, however, receive Credited Service as defined in this Article 3 for his prior service with the Company for purposes of thereafter determining his eligibility for benefits.

3.5 Notwithstanding anything contained in this Plan to the contrary, if Employees are in a unit which now or hereafter is covered by a collective bargaining agreement between an employee representative and the Company, and if retirement benefits for Employees in such a unit have been the subject of good faith bargaining between said employee representative and the Company, the Employees in such unit shall not be eligible to be and/or remain Participants in this Plan without agreement of Company and employee representative.

                                    ARTICLE 4

                                  CONTRIBUTIONS

4.1 Each year, the Company shall make a contribution to the Trustee equal to the sum of the Salary Reduction Contributions plus the Matching Contributions herein required for all Participants.

4.2 Salary Reduction Contributions. Each Participant may authorize the Company to reduce his Compensation by an amount equal to the lesser of: (a) $7,000 (as adjusted under Section 402(g)(5)) of the Code), or (b) any whole percentage between 1% and 4% of such Compensation, and to have such amount deposited to the Plan as a Salary Reduction Contribution hereunder, provided, however, that the amount of the aforesaid reduction, together with any other deferrals by the Participant under any other similar plans maintained by the Company, shall not exceed the limitation contained in (a) above. Any deferrals in excess of such limitation shall be distributed to the Participant who has exceeded such limitation no later than April 15th of the immediately succeeding year, adjusted by income or loss allocable thereto up to the last day of the taxable year in respect of which such deferrals were made, determined as provided under
Section 4.11 below.

4.3 Each Participant shall, to effectively participate herein, file a written election form with the Committee, specifying the portion of his Compensation to be contributed to the Plan as a Salary Reduction Contribution. The portion contributed shall be deposited to the Participant's Account. Such election shall remain in effect until a new election is filed with the Committee.

4.4 Matching Contributions - The Company shall make a Matching Contribution as of the last day of each Plan Year with respect to each Participant who is in its employ as of such date, or who was in its employ, but who has transferred into the employ of a subsidiary, affiliated or related corporation during such year, or who, during such year, died, or terminated employment with the Company either on or after attaining his Normal Retirement Date, or on account of disability, as determined by the Committee in a uniform and non-discriminatory manner. Said Matching Contribution shall be equal to the Participant's Salary Reduction Contribution, up to 2% of his Compensation, plus 50% of his Salary Reduction Contribution in excess thereof. Notwithstanding the foregoing, the Company shall not be obligated to make Matching Contributions with respect to any Plan Year in which the Company does not have current or accumulated net profits, determined without giving effect to federal, state or local income taxes, or to contributions made by the Company to this Plan or to any other plan which qualifies under Section 401 of the Code. However, the Company may make the contributions as called for under the first sentence of this section, or may make lesser contributions in a non-discriminatory manner.

4.5 The maximum Salary Reduction Contribution percentage and the amount of Matching Contributions may be increased or decreased at the discretion of the Board, provided that no such adjustment may be made without at least thirty (30) days written notice to all Participants.

4.6 Pursuant to uniform, non-discriminatory rules adopted by the Committee, a Participant may, once in each Plan Year, change the rate of, or cease making, Salary Reduction Contributions. The Committee's rules shall specify the effective date of and the conditions for any such change or cessation, and shall govern the effective date of resumption of salary contributions hereunder.

4.7 The actual deferral percentage under Section 4.2 for Highly Compensated Employees shall not exceed the greater of a) or b) as follows: (a) the actual deferral percentage of Non-Highly Compensated Employees, times 1.25, or (b) the actual deferral percentage of Non-Highly Compensated Employees times 2, provided however, that the actual deferral percentage of Highly Compensated Employees may not exceed the actual deferral percentage of Non-Highly Compensated Employees by more than two (2) percentage points.

4.8 The actual deferral percentage for a specified group of Participants for a Plan Year shall be the average of the percentages, calculated separately for each Participant in such group, arrived at by dividing (a) the amount of Salary Reduction and Matching Contributions actually paid to the Plan on behalf of such Participants for such Plan Year, by (b) such Participant's Compensation for such Plan Year.

      The Committee shall determine no later than the end of the Plan Year whether the actual deferral percentage results satisfy either of the tests contained in Section 4.7. In the event neither test is satisfied the Company may elect either of the following:

      (i) to make an additional Salary Reduction Contribution for Non-Highly Compensated Employees. The additional Salary Reduction Contribution shall be a uniform percentage of Compensation for each such Participant. Such additional Salary Reduction Contribution shall be deposited to the Account of each such Participant within the time period required by any applicable law and/or regulation; or

      (ii) to reduce the allowable Salary Reduction Contribution deferral percentage of Highly Compensated Employees, and return such excess to such employees, adjusted by income or loss allocable thereto, determined as provided under Section 4.11 below. Any such distribution shall be completed within 2 1/2 months after the last day of the Plan Year in which such excess amounts arose.

      The amount of the additional Salary Reduction Contribution for Non-Highly Compensated Employees, or the reduction in the allowable Salary Reduction Contribution deferral percentage for Highly Compensated Employees, shall be such that at least one of the tests contained in Section 4.7 is satisfied.

      The provisions of this section shall always be interpreted and effected in accordance with Section 401(k)(3) of the Code, and regulations promulgated thereunder.

4.9 For purposes of the nondiscrimination tests set forth in Sections 4.7 and 4.8, and of Section 4.10 below, "Compensation" means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company for which the Company is required to furnish the Employee a written statement under Section 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

4.10 Notwithstanding any other provisions of the Plan, annual additions as a result of contributions to each Participant under this Plan for each Limitation Year shall not exceed the lesser of $30,000 (as increased by cost of living adjustment permitted by applicable governmental regulation), or 25% of a Participant's total annual compensation, as defined in regulations issued pursuant to Section 415 of the Code. Annual additions mean the sum for any Plan Year of Salary Reduction Contributions and Matching Contributions made pursuant to this Article.

      Notwithstanding the foregoing, the otherwise permissible annual additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan maintained by the Company or any of the members of the controlled group of corporations of which the Company is a part (hereinafter collectively "employers"). If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained by the employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Plan
Year) and the denominator of which is the lesser of 1.25 multiplied by $90,000 or such greater amount permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments; or 1.4 multiplied by 100% of the Participant's average monthly compensation, as defined pursuant to Section 415 of the Code, during the three consecutive years when the total compensation paid to him was highest. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts in such Plan Year and for all prior Plan Years and the denominator of which is the sum of the applicable maximum amounts of annual additions which could have been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Plan Year shall be equal to the lesser of 1.25 multiplied by the dollar limitation in effect for such Plan Year under Subsection 415(c)(1)(A) of the Code, or 1.4 multiplied by 25% of the Participant's Compensation for such Plan Year.

      For purposes of this limitation, all defined benefit plans of the employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the employers, whether or not terminated, are to be treated as one defined contribution plan. The extent to which annual additions under the Plan shall be reduced as compared with the extent to which the annual benefit under any defined benefit plans shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Committee in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise affected Participants of any additional limitation on their annual benefits required by this paragraph.

      The above limitations are intended to comply with the provisions of
Section 415 of the Code as amended, so that the maximum benefits provided by plans of the employers shall be exactly equal to the maximum amounts allowed under Section 415 and regulations thereunder. If there is any discrepancy between the provisions of this Section and the provisions of Section 415, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.

4.11 (a) The Trustee, as of each Valuation Date, shall determine the net value of the Trust Fund assets and the amount of net income or net loss and shall report such value to the Committee in writing. In determining such value the Trustee shall value all assets at fair market value as of such Valuation Date. The determination of such net income or net loss shall not include any contributions made by the Company or Participants since the prior Valuation Date. The resulting net income or loss of the Trust Fund shall then be credited or debited to each Participant's Account in the same ratio as each Account bears to the aggregate of all such Accounts, and then contributions made since the last Valuation Date shall be credited, provided however that, if the timing of the contributions made hereunder would, in the opinion of the Committee, result in an inequitable allocation under the foregoing formula, then the Trustee shall, at the direction of the Committee, ascribe such weight to such timing as will result in a more equitable allocation, and provided further that such directions by the Committee shall be given in a nondiscriminatory manner. After such crediting or debiting, contributions, shall be allocated to each Account.

      (b) Each trust fund maintained pursuant to a separate Trust Agreement, and each investment fund therein, shall be treated separately, and the increase or decrease in each such fund shall be computed separately.

      (c) The net increase or decrease as of any Valuation Date in any investment fund shall be credited or debited to each Participant proportionately in accordance with the ratio which the amount in the Account of each Participant invested in said investment fund as of the prior Valuation Date (less any amounts paid from each such Account so invested to the Participant or his Beneficiary since said date) bears to the aggregate amount in the Accounts of all such Participants invested in said investment fund as of such date (less the aggregate amounts paid from all such Accounts so invested to the respective Participants or their Beneficiaries since said date).

      (d) Increases or decreases shall be allocated as otherwise provided in the Plan, subject however to all of the requirements of this section for separate allocations in respect of all the investment funds. Such allocations to so much of any Participant's Account as may be invested in any investment fund shall be determined only by the performance of that investment fund.

4.12 The Company shall deposit the Salary Reduction Contributions to the Trust under the terms hereof no later than 30 days after the end of the month during which such amounts would otherwise have been paid to the Employee or such other time period permitted by applicable regulations. All other Company contributions under the Plan shall be deposited to the Trust prior to the due date for filing the Company's federal income tax return for the Fiscal Year, including any extension thereto. In no event shall contributions be made in excess of the amount deductible under applicable law limiting the allowable deduction for contributions to profit sharing plans. The contributions to this Plan when taken together with all other contributions made by the Company to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404(a) of the Code.

                                    ARTICLE 5

                                    BENEFITS

5.1 A Participant's Account shall at all times be nonforfeitable and fully vested in him, and shall become payable to him in the event of his retirement, death, or any other termination of his employment with the Company whatsoever. The value of the Participant's Account shall be determined as of the Valuation Date coincident with or immediately following said retirement, death or other termination of employment, as the case may be.

5.2 Notwithstanding anything to the contrary contained in any of the other provisions of this Plan, should a Participant remain in the Company's service after his Normal Retirement Date, he shall for all purposes of this Plan continue as a Participant. The Committee, in its sole discretion, may direct the Trustee to defer payments to the Participant until his actual retirement or death, or it may direct the Trustee to make payments to him as though he had actually retired.

5.3 Any death benefit shall be distributed by the Trustee to the person entitled thereto.

5.4 (a) If any vesting schedule under this Plan is amended, each Participant who has completed at least three (3) years of Service with the Company may elect, during the election period specified below, to have the vested percentage of his Account determined without regard to such amendment.

      (b) For purposes hereof, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

                  (1) The date occurring sixty (60) days after the Plan
            amendment is adopted; or

                  (2) The date which is sixty (60) days after the day on which the Plan amendment becomes effective; or

                  (3) The date which is sixty (60) days after the day the
            Participant is issued written notice of the Plan amendment by the Company; or

                  (4) Such later date as may be specified by the Committee.

            The election provided hereinabove shall be made in writing and shall be irrevocable when made.

                                    ARTICLE 6

                              HARDSHIP WITHDRAWALS

6.1 A Participant may apply to the Committee for a hardship withdrawal. An application will not be considered on account of hardship unless made on account of the Participant's immediate and heavy financial need, and unless the withdrawal is necessary to satisfy such need. No such withdrawal may exceed the lesser of (i) the amount necessary to meet said need, or (ii) the balance standing in the Participant's Account as of the Valuation Date immediately preceding his application, or (iii) the aggregate amount of the Participant's Salary Reduction Contributions, plus Matching Contributions made in conjunction therewith, plus income allocable to both Salary Reduction and Matching Contributions.

6.2 A distribution can be deemed to be on account of immediate and heavy financial need if made for:

      (i) medical expenses incurred or to be incurred by the Participant, his spouse, or dependents;

      (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;

      (iii) payment of tuition for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents;

      (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on said residence;

      (v) such other circumstances as the Committee may determine, in a uniform and non-discriminatory manner, to be within the intent of Section 6.1 above.

      (vi) the payment of income and penalty taxes in respect of any amounts distributed pursuant to Section 6.1 above.

6.3 A distribution will be deemed necessary to satisfy the said immediate and heavy financial need if the Participant shall establish and represent to the Committee, in such manner as the Committee shall specify, that said need cannot be relieved by:

      (i) reimbursement or compensation by insurance or otherwise;

      (ii) reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

      (iii) cessation of salary reduction contributions hereunder;

      (iv) other distributions or non-taxable loans from other plans of the Company or other employers, or loans on reasonable commercial terms from lenders.

6.4 A participant may make only one hardship withdrawal hereunder in any twelve-month period and may not for a period of twelve months after receipt of such withdrawal, and thereafter until the day following the next Valuation Date, make Salary Reduction Contributions hereunder.

                                    ARTICLE 7

                             METHODS OF DISTRIBUTION

7.1 The Committee shall, upon the occurrence of the event requiring payment of a benefit hereunder, direct the Trustee to make payment to the Participant of such benefit at such time as the Committee determines to be administratively feasible, but no later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant reaches his Normal Retirement Date (regardless of whether he is still then in the employ of the Company), or (ii) the Participant terminates service with the Company.

      Notwithstanding anything hereinabove contained to the contrary in this section, no distribution hereunder shall commence later than April 1 following the calendar year in which the Participant attains age seventy and one half (70-1/2), whether or not his employment terminated in such year.

      All distributions under this Article 7 shall be at least equal to the required minimum distributions under the Code.

7.2 The Participant's benefit shall be distributed by the Trustee in a lump sum cash payment.

7.3 Any final payment or distribution to any Participant or his Beneficiary or other person to whom payment is made in accordance with this Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee and the Company. The Trustee, the Company, the Committee or any of them may require a Participant or his Beneficiary to execute a receipt and release of all claims under this Plan upon a final payment or distribution, or a receipt to the extent of any partial payment or distribution. The form of any such receipt and release shall be determined by the Trustee, the

Company, the Committee or any of them that are concerned with the payment or distribution to which the receipt and release is applicable.

7.4 Notwithstanding anything herein contained to the contrary, no distribution of a Participant's Account, which is in excess of $3,500, may be made without his consent, unless he has reached his Normal Retirement Date.

                                    ARTICLE 8

                     INTERNAL REVENUE SERVICE QUALIFICATION

8.1 The Company shall promptly submit this Plan and all necessary supporting documents to the Internal Revenue Service, with a request for a determination letter that the Plan and Trust meet the qualification requirements of Sections 401(a) and 501(a) of the Internal Revenue Code.

8.2 It is expressly understood, however, that the contribution made for the year ending December 31, 1989 and any and all other payments made by the Company to the Trustee shall be held by the Trustee and no Employee, Participant or Beneficiary shall have any benefits or rights in respect thereof until the Internal Revenue Service determines that this Plan initially meets the requirements of Section 401(a) of the Internal Revenue Code and that the Trust is exempt under Section 501(a) of the Internal Revenue Code. If the Internal Revenue Service does not rule that the Plan qualifies and that the Trust is exempt then, upon written certification to the Trustee by the Company to that effect, the Trustee shall return to the Company, in cash or in kind, all property and assets then held by it under this Plan and the separate Trust Agreement, provided, however, that such contribution shall not be returned later than one year after any denial of qualification by the Internal Revenue Service. This Plan and such Trust Agreement shall thereupon terminate with the same force and effect as if they had never existed, and the Trustee shall be discharged from all obligations under the Plan and Trust.

                                    ARTICLE 9

                                      TRUST

9.1 This Plan and the Trust shall be construed according to the Act and, to the extent not preempted thereby, in accordance with the laws of the State of New York, where they are made and where they shall be enforced.

9.2 The Fund shall be held in trust by the Trustee under a Trust Agreement, entered into by the Company and the Trustee. No person shall have any right to or interest in the Fund except as provided in this Plan and the separate Trust Agreement.

9.3 The Trustee is explicitly empowered, at the direction of the Committee, to invest any or all of the Fund, as the Committee may determine, in "qualifying employer securities" (as defined in the Act) of the Company.

9.4 The Committee may, at such time as it may determine, separate the Fund for investment purposes into investment funds to be known and designated respectively as "Fund I", "Fund II", and "Fund III" and into such other investment funds as it may, in its discretion, determine. Fund I will follow a more conservative investment policy than Fund II, with a view toward achieving the preservation of capital together with a reasonable return thereon. Fund I in general will therefore invest in those securities and through those instrumentalities which will secure those purposes, including, but not limited to, preferred stocks, fixed income securities, mortgages, certificates of deposit and plans offered by insurance companies and regulated investment companies. The investment emphasis of Fund II will, as a general rule, be on common stocks, subject however, to the direction of the Committee. Fund III will, in general, be invested as an indexed stock fund. Until such separation of funds, the Fund will be entirely invested in Fund I.

      On or before the end of each Plan Year, on a date selected by the Committee, each Participant may notify the Committee in writing as to whether he wishes his account held in one or more investment funds for the next succeeding plan year. When such written designation is filed by a Participant with the Committee, it shall remain effective until changed in writing by the Participant, provided however that the Committee shall determine, by uniform nondiscriminatory rules, the allowable frequency of such changed within each Plan Year. In the absence of an effective designation, the account of a Participant shall be placed in Fund I. Each annual designation shall become effective on the first day of the Plan Year following the designation, provided however, that the Committee may, in its discretion, transfer funds among the funds in a non-discriminatory manner over such period of time as it may determine to be desirable to preserve the value of the funds from which transfer is to be made, and the interest of each Participant shall be subject to the effect of any delays thus occurring in the actual transfers among funds.

      The account of a Participant may be partly in more than one investment fund, provided however that the Committee may, by uniform nondiscriminatory rules, require that a Participant's election to participate in one of the funds involve a stated minimum or maximum amount, or minimum or maximum percentage of his Account, and/or be in multiples of a stated amount or percentage of his Account. In the event of the death of a Participant, his Account will remain in the fund or funds in which it was at the time of his death until distribution shall commence, or until his Beneficiary shall otherwise elect in accordance with this section.

                                   ARTICLE 10

                            AMENDMENT AND TERMINATION

10.1 The Company shall have the right to amend this Plan in any and all respects at any time and from time to time, including the right to reduce or suspend contributions, subject to the limitations below, provided however:

      (a) that no amendment shall increase the duties or liabilities of the Trustee and/or Committee without their consent;

      (b) that no amendment shall deprive any Participant of any of the accrued vested benefits to which he is entitled under this Plan;

      (c) that no amendment shall provide for the use of the Fund other than for the benefit of Participants and Beneficiaries, and the amounts contributed under the Plan and the Fund held by the Trustee shall, under no circumstances, revert to the Company, except as contemplated by Article 13 below;

      (d) that, subject to the foregoing, any amendment may be made retroactively.

10.2 Any such amendment shall be by resolution of the Board of Directors of the Company, or the Board may delegate the power to amend to the Committee, in which event the resolution shall be the resolution of the Committee, and a copy of such amendment shall be filed with the Trustee and all participating employers. Any amendment shall be effective as of the date specified therein.

10.3 The Company reserves the right to terminate the Plan at any time. Such termination shall be effected by a resolution of its Board of Directors, and a copy of this resolution shall be delivered to the Trustee, Committee and all participating employers.

10.4 If this Plan shall be terminated, the Committee shall, if permitted by applicable regulation under the Code, direct the Trustee to distribute to each Participant the total value of his allocated share, in cash, or in kind. Said payment or payments shall be made or begin in such manner as the Committee may determine, but no later than his Normal Retirement Date or termination of employment, whichever shall occur last.

10.5 The Plan shall also terminate upon the happening of any of the following events:

      (a) legal adjudication of the Company as a bankrupt; a general assignment by the Company to or for the benefit of creditors; liquidation or dissolution of the Company.

      (b) in the event of the merger, consolidation, reorganization (divisive or otherwise) or sale of all or substantially all of the assets of the Company without the adoption of this Plan within one hundred eighty (180) days thereafter by such merged, consolidated, reorganized or purchasing corporation or other business entity, unless such an adoption is legally unnecessary by operation of law. Upon agreement with the Committee and the Trustee within such one hundred eighty
(180) day period, such corporation or other business entity shall become the Company for purposes of this Plan, provided that the original Company may, if it so desires, also continue as such for the purposes of this Plan.

10.6 Complete discontinuance of contributions shall not terminate the Trust as to the funds then held by the Trustee, nor operate to accelerate any payments or distributions to or for the benefit of Participants or their Beneficiaries or estates, but the Trustee shall continue to administer the Trust in accordance with the provisions thereof, and specifically, no distribution shall be made of any amount except upon the occurrence of any of the events which would have controlled such distributions if there had been no discontinuance of contributions. Upon the resumption of contributions by the Company, contributions thereafter made shall be governed by the terms of the Plan without regard to the prior discontinuance.

      However, in the event the Company also terminates the Trust, the Trustee, at the direction of the Committee and if permitted by applicable regulation under the Code, shall distribute all assets remaining in the Trust, after payment of any expense properly chargeable against the Trust, to the Participants or their Beneficiaries in accordance with the value of the Accounts credited to such Participants as of the date of such termination, in cash or in kind and in such manner as the Committee shall determine. The Committee's determination shall be conclusive upon all persons.

      From and after the date of the termination of the Trust and until the final distribution of the Fund, the Trustee shall continue to have all the powers provided under the Trust as are necessary and expedient for the orderly liquidation and distribution of the Trust.

                                   ARTICLE 11

                        ADMINISTRATION AND THE COMMITTEE

11.1 The Board of Directors of the Company shall appoint an Administrative Committee (herein referred to as the "Committee") to administer the Plan. This Committee shall consist of such number as the Board may determine, who may be officers, or other employees of the Company, or any other individuals, and who shall serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Company. Vacancies in the Committee arising by resignation, death, removal or otherwise, may be filled only by the Board.

11.2 The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out its duties hereunder, which powers it may exercise in its sole discretion, and its decisions shall be conclusive and binding. Such powers shall include, but shall not be limited to the powers to:

      (a) Construe and interpret the Plan;

      (b) Resolve any ambiguity, supply any omission, and resolve any inconsistency;

      (c) Determine all questions affecting the eligibility of any Employee to participate herein;

      (d) Maintain account records for each Participant;

      (e) Compute the amount of benefits payable hereunder to any Participant or Beneficiary;

      (f) Make rules and regulations for the implementation, administration and interpretation of the Plan. Such rules and regulations as are adopted by the Committee shall be binding upon any persons having an interest in or under the Plan;

      (g) Establish and communicate the funding policy to the Trustee and/or other investment managers whose duties are to determine the investment policy of the Fund;

      (h) Appoint investment advisers, as provided in Section 11.8.

      (i) Determine the validity of any qualified domestic relations order.

11.3 The Committee shall act by unanimous vote if their number is fewer than three and by majority vote if their number is three or more, and such action may be taken either by a vote at a meeting, in writing without a meeting, or in such other manner as the Committee may determine.

11.4 The Committee may authorize any one or more of its members to execute any document on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

11.5 The members of the Committee may inspect the books and records of the Company to the extent that it may reasonably be necessary for them to determine any fact in connection with acts to be performed by them under this Plan, but the members of the Committee shall not be required to make such inspection but may rely conclusively upon any written statement or other communication believed by them to be genuine and furnished by the Company. In this connection, the Company shall furnish the Committee with such information and data relative to the Plan as is necessary for the proper administration thereof and of the Trust.

11.6 The duties, powers and responsibilities reserved to the Committee may be allocated among the members (if there be more than one), in which case, except as may be required by the Act, no member of the Committee shall have any liability with respect to any duties, powers or responsibilities not allocated to him, or for the acts or omissions of any other member.

11.7 The Committee shall have full power and authority to delegate powers and duties and to delegate and appoint any persons or firms (including but not limited to, accountants, counsel, actuaries, physicians, appraisers, consultants, professional plan administrators and other specialists), or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the management of the Plan; to the extent not prohibited by the Act, the Committee shall be entitled to rely conclusively upon them, and shall be fully protected in any action taken, or omission to act by them, in good faith reliance upon the advice or opinion of such persons or firms, provided such persons or firms were prudently chosen by the Committee.

11.8 Unless precluded by the Trust Agreement, the Committee shall have the power to retain the services of one or more persons or firms for the management, investment and reinvestment (including the power of acquisition and disposition) of all or any part of the Trust assets, provided that each of any such persons or firms so retained is registered as an investment adviser under the Investment Advisers Act of 1940, or is a bank, as defined in that Act, or is an insurance company qualified to manage, acquire or dispose of trust assets under the laws of more than one state, and provided that each of the persons or firms has acknowledged in writing that he or it is a fiduciary with respect to the Plan. The Committee shall have full power and authority to delegate to any such investment adviser complete discretionary authority to direct the Trustee with respect to the investment and reinvestment of the funds, without any requirement that the Committee be consulted prior to the giving of any such directions to the Trustee or the carrying out of any such directions by the Trustee. To the extent not prohibited by the Act, the Committee shall be entitled to rely conclusively upon them, and shall be fully protected in any action taken, or omission to act by them, in good faith reliance on any such investment adviser, provided said investment adviser was prudently chosen by the Committee.

11.9 The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall, as necessary, notify the Trustee and the Company of any action taken by the Committee, and, when required, shall notify any other interested person or persons.

11.10 Unless otherwise determined by the Company, the Committee shall serve without compensation for services as such. However, the expenses of administering the Plan, including, but not limited to, the printing of literature and forms related thereto, the disbursement of benefits thereunder, the compensation of professional plan administrative organizations, agents, appraisers, actuary, consultants, counsel, investment advisers, the Trustee or other specialists shall be paid by the Trust Fund, unless first paid by the Company.

11.11 The members of the Committee shall use ordinary care and reasonable diligence in the performance of their administrative duties.

11.12 In the event that the members of the Committee then serving are the same as the Trustee then serving, references in this Plan to "Committee" shall also include the Trustee, and vice versa, and such references shall be construed so that such identical persons shall have all the powers, duties and exonerations conferred herein upon them in both functions.

11.13 In the event that any dispute shall arise as to any act to be performed by the Committee, the Committee may postpone the performing of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction or until they shall be indemnified by the Company against loss to their satisfaction.

11.14 The Company may indemnify, to the extent permitted by the Act, the members of the Committee against all loss and/or expense arising out of their actions and omissions in that capacity.

                                   ARTICLE 12

                            MULTI-EMPLOYER PROVISIONS

12.1 Any company which is designated by the Company as a subsidiary, affiliated or associated company, may adopt this Plan by resolution of its Board of Directors, and by separate resolution of the Company's Board approving such adoption, and may participate hereunder and make contributions to the Trustee.

12.2 The concept of "employment" shall be deemed to refer equally to employment by the Company, any participating company, or any subsidiary, affiliated or associated company of the Company, whether domestic or foreign, so that, for purposes of measuring the Credited Service of a Participant, or for any other purpose, other than benefit accrual, under this Plan, employment by any such company shall be deemed to be the equivalent of employment by a participating company, provided however that such employment shall be subject to the provisions of Article 3 hereof, and provided further that no service, rendered prior to the time that any such company became a subsidiary, affiliated or associated company of the Company, shall be counted for any purpose hereunder, unless the Board of Directors of the Company shall otherwise determine. It is intended that the Plan shall treat all employees of all companies which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), all employees of an affiliated service group (as defined in Section 414(m) of the Code) and all employees of any other entity required to be aggregated (pursuant to Section 414(o) of the Code) as employed by a single employer.

12.3 The terms "Company" and "Committee" as used in this Plan, pertaining to administration, refer only to the Company and the Committee appointed by the Board of Directors of the Company. Unless the Company otherwise so states in its instructions to the Trustee, the Committee's directive to the Trustee shall apply to the entire Trust Fund, without distinction as to the portion thereof contributed by any one participating company.

12.4 The Board of Directors of the Company shall be vested with the sole power to amend this Plan and Trust in any manner, except as provided in Sections 12.5 and 12.6, by an instrument in writing delivered to the Trustee, the Committee and each participating company, which amendment shall be binding on all participating companies, provided, however, that no such amendment shall bind any participating company which shall, upon ninety (90) days after its receipt of notice of such amendment from the Company, have given notice pursuant to
Section 12.5 or 12.6 of its transfer of participation or termination of the Plan.

12.5 With the consent of the Board of the Company, the board of directors of any other participating company shall have the right to amend the Plan and Trust in any manner which affects the Plan and Trust only as to that participating company and in no way affects the Plan and Trust as to any other participating company.

12.6 By instrument in writing, duly executed and delivered to the Trustee, the Committee and the Company (if such terminating company shall not be the Company), the board of directors of any participating company shall have the right, without the necessity of obtaining the consent of the Board of Directors of the Company, to amend the Plan and Trust in such a way as to withdraw its participation in the Plan and Trust. In such event, said company (hereinafter referred to as the "Other Employer") shall forthwith cease to be a party to this Plan and Trust, except that, in respect of the share of the assets allocable to its employees, such Other Employer shall direct the Trustee to either (a) hold such assets aside for the exclusive benefit of its Participants (subject to the approval of the Company); or (b) deliver such assets to the Trustee(s) to be selected by such Other Employer; or (c) distribute such assets to its Participants in a manner provided herein.

12.7 Any termination of the Plan or discontinuance of contributions by any one participating company shall operate only as to the Participants employed by that participating company.

                                   ARTICLE 13

                              TOP HEAVY PROVISIONS

13.1 For purposes of applying the provisions of this Article 18:

      (a) "Key Employee" shall mean, as of any Determination Date, any employee who is a "key employee", as defined under Section 416(i) of the Code, and regulations promulgated thereunder.

      (b) "Non-Key Employee" is an employee who does not meet the definition of Key Employee.

      (c) "Compensation" shall mean the first $200,000 or such larger amount as the Commissioner of Internal Revenue may prescribe) of compensation.

      (d) "Required Aggregation Group" means:

            (1) each qualified plan of the Company (whether or not terminated) in which at least one (1) Key Employee participates; and

            (2) any other qualified plan of the Company which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

      (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Committee shall determine which plan to take into account in determining the Permissive Aggregation Group.

      (f) "Determination Date" for any Plan Year is the Valuation Date occurring on the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the said Valuation Date of that Plan Year.

13.2 If the Plan is "top heavy" (as hereinafter defined) in any Plan Year the Company shall make a minimum contribution of three percent (3%) of compensation for each Non-Key Employee who is a Participant on the Valuation Date of the Plan Year, determined without regard to his salary reduction contributions and to the number of hours completed during the Plan Year. The Plan shall satisfy these conditions for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any employee otherwise eligible to participate in the Plan but who is not a Participant because his compensation does not exceed a specified level.

      If the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate for said Key Employee is the sum of Company contributions (including salary reduction contributions but excluding Company contributions to Social Security) allocated to his Account for the Plan Year divided by his compensation for the Plan Year. To determine the contribution rate for all Participants, the Committee shall consider all qualified defined contribution plans maintained by the Company, and included in a required aggregation group, as a single plan. [Notwithstanding the preceding provisions of this Section if a defined benefit plan maintained by the Company which benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the minimum contribution for a Non-Key Employee shall be three percent (3%) of his compensation regardless of the contribution rate for the Key Employee.]

13.3 If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum contribution, the Company will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the minimum contribution. The Committee shall allocate the additional contribution to the Account of the Non-Key Employee for whom the Company makes the contribution.

13.4 The Plan will be top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds sixty percent (60%). The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the accounts and voluntary contribution accounts of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five (5) year period ending on the Determination Date (except that there shall be excluded from the calculation the value of accounts of and distributions to any individual who has not performed services for the Company at any time during the five-year period ending on the Determination Date), and the denominator of which is a similar sum determined for all employees. The Committee shall calculate the top heavy ratio without regard to any Non-Key Employee who was formerly a Key Employee. The Committee shall calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code Section 416 and the regulations thereunder.

      If the Company maintains other plans qualified under the Code, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds sixty percent (60%). The Committee will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section taking into account all plans within the aggregation group. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code Section 416 and the regulations under that section. The

Committee shall calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

1 3.5 For any Plan Year in which the Plan is a top-heavy plan, Section 4.9 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein, except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

                                   ARTICLE 14

                                  MISCELLANEOUS

14.1 This Plan is created for the exclusive benefit of Employees and shall be interpreted in the manner consistent with its status as a qualified Plan, as defined in Section 401(a) of the Internal Revenue Code of 1954, or under any statute of similar import.

14.2 (a) Under no circumstances shall any contributions made under the Plan be used other than for the benefit of Participants hereunder, and except as otherwise provided specifically in the Plan, the Fund shall not revert to the Company.

      (b) If a contribution by Company is expressly conditioned on the initial qualification of the Plan under Section 401 of the Internal Revenue Code of 1954, as amended, and if the Plan does not initially qualify, then paragraph (a) above shall not prohibit the return to the Company at the direction of the Committee of such contribution within one (1) year after the date of denial of qualification of the Plan.

      (c) If a contribution by Company is expressly conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1954, as amended, then, to the extent the deduction is disallowed, paragraph
(a) above shall not prohibit the return to the Company of such contribution (to the extent disallowed) within one (1) year after the disallowance of its deduction.

      (d) In the case of a contribution that is made by the Company by a mistake of fact, paragraph (a) above shall not prohibit the return to the Company, at the direction of the Committee, of such contribution within one (1) year after the payment of the contribution.

14.3 In case it becomes impossible for the Company, the Trustee or the Committee to perform any act under this Plan, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purposes of this Plan. All parties to and all persons having any interest in this Plan or in any way interested herein shall be bound by acts performed under such conditions.

14.4 All persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary for the carrying out of this Plan or any of its provisions.

14.5 This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto or interested herein, present and future.

14.6 No participant shall have the right to alienate or assign benefits provided under this Plan. If any participant shall attempt to alienate or assign his benefits or should anyone attempt to subject his benefits to attachment, execution, garnishment or other legal or equitable process, the Committee shall direct the Trustee to take the necessary steps so that such benefits shall not be available to the Participant, but shall be used by the Trustee for the benefit of the Participant as the Committee deems necessary for his maintenance, support, comfort, education, medical care, emergency and general welfare. However, a Participant who is receiving benefits under the Plan may voluntarily assign up to 10% of any benefit payment provided such assignment is revocable by the Participant and is not for the purpose of defraying Plan expenses.

      Notwithstanding the foregoing provisions of this section, the prohibitions against assignment and alienation contained herein shall not apply with respect to a qualified domestic relations order, as defined in the Code, and the Committee shall direct payment of benefits to an alternate payee in accordance with applicable requirements of such an order.

14.7 The Committee shall make a reasonable effort to locate all persons entitled to benefits under the Plan. Should the Committee be unable to locate any Participant entitled to benefits, such benefits will remain in the Trust and shall be payable to such Participant at any future date that such Participant is located by the Committee. Before the Committee can deem that a Participant cannot be located, the Committee shall send a certified letter to such Participant at his last known address advising him that benefit payments shall be suspended unless the Participant responds to such certified letter. If the Committee deems any person entitled to receive any amount under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

      (a) To apply such amount directly for the comfort, support and maintenance of such person;

      (b) To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

      (c) To pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who had undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee's choice.

14.8 Should this Plan be merged or consolidated with any other plan, or should its assets or liabilities be transferred to any other plan, then each Participant's accrued and vested benefit immediately after such merger or consolidation or transfer must be equal to or greater than each Participant's accrued and vested benefit immediately prior to the merger or consolidation or transfer, assuming, in order to compute the various benefits, that this Plan was terminated prior to the merger, consolidation or transfer and that the surviving plan is terminated subsequent to the merger, consolidation or transfer.

14.9 (a) If a claim for benefits of a Participant or Beneficiary (hereinafter referred to as "Claimant") is denied either partially or totally, the Committee shall advise the Claimant, in writing within 90 days, of the computation of his benefit, if any, and the specific reasons therefor. The Committee shall also furnish in writing to the Claimant at that time:

            (i)   A specific reference to pertinent Plan provisions.

            (ii) An explanation of any additional material or information necessary for the Claimant to perfect his claim, if possible, and an explanation of why such material or information is needed.

            (iii) An explanation of the Plan's claim review procedure.

            If special circumstances require an extension of the aforesaid 90 day period, written notice thereof, not to exceed another 90 days, shall be given to the Claimant before the expiration of the first 90 day period.

      (b) Within sixty (60) days after receipt of the information stated in (a) above, the Claimant shall, if he desires further review, file a written request for consideration with the Committee.

      (c) So long as the Claimant's request for review is pending (including the sixty (60) day period in (b) above), the Claimant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Committee.

      (d) A final and binding decision shall be made by the Committee within sixty (60) days of the filing by the Claimant of his request for reconsideration, provided, however, that if the Committee, in its discretion, determines that special circumstances require an extension of the aforesaid 60 day period, said period may be extended by a period not exceeding an additional sixty (60) days, and written notice thereof shall be given to the Claimant prior to the commencement of said extension period.

      (e) The Committee's decision shall be conveyed to the Claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

      (f) This section shall always be construed so as to comply with their applicable governmental regulation.

14.10 This Plan shall not be construed as creating or changing any contract of employment between the Company and its employees, whether participants hereunder or not; and the Company retains the right to deal with employees, and to terminate their respective employments at any time, to the same extent as though this Plan had not been created.

14.11 The headings and sub-headings in this Plan are inserted for the convenience of reference only, and are to be ignored in any construction and the provisions thereof.

14.13 In case any provisions of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

            IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers, and its Corporate seal to be affixed hereto on this 27th day of April, 1989.

                                             DDB NEEDHAM WORLDWIDE INC.


                                             By: /s/ R. Huntington
                                                 -------------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT made this 23rd day of April, 1993, by DDB Needham Worldwide Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

      The first Sentence of Section 4.2 of the DDB Needham Joint Savings Plan is amended, effective July 1, 1993, by deleting therefrom the phrase "...between 1% and 4% of such Compensation...", and by substituting therefor the phrase "... between 1% and 6% of such Compensation...".

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             DDB NEEDHAM WORLDWIDE INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                                   DOB NEEDHAM
                               JOINT SAVINGS PLAN

            THIS AMENDMENT is made by DDB Needham Worldwide Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

            WHEREAS, the Company reserved the right, under Section 10.1 to amend the Plan; and

            WHEREAS, the Company wishes to amend the Plan (1) to comply with certain rollover distribution rules mandated by Section 401(a)(31) of the Internal Revenue Code of 1986, as amended (the "Code"), which became effective with respect to distributions made under the Plan after December 31, 1992, (2) to comply with changes to the compensation limitation of Section 401(a)(17) of the Code which became effective for Plan years beginning on and after January 1, 1994, (3) to provide for "pass-through voting" rules with respect to "qualifying employer securities" held under the Plan, and (4) as otherwise provided herein;

            NOW, THEREFORE, the Plan is hereby amended as follows:

                                      FIRST

            Section 2.1(g) of the Plan is hereby amended by adding the following at the end thereof:

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994. the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 annual compensation limit". The OBRA '93 annual compensation limit is $150,000, as adjusted by the

            Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

            For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                                     SECOND

            Effective immediately, Section 3.1(c) of the Plan is hereby amended in its entirety, to read as follows:

            (c) (1) A Participant who is rehired as an Employee following a termination of employment shall again be a Participant as of the first day of the calendar quarter coincident with or next following his date of reemployment.

                  (2) An Employee who terminates employment after having
            completed six (6) months continuous employment, but before becoming a Participant, shall become a Participant on the Entry Date coincident with or next following his date of rehire.

                  (3) An Employee who terminates employment before completing six (6) months continuous employment and is rehired as an Employee prior to incurring a Break in Service shall become a Participant on the Entry Date coincident with or next following his completion of six (6) months employment, including any period of employment prior to his termination of employment.

                  (4) Any other Employee who is rehired following a termination of employment shall be required to satisfy the requirements of paragraphs (a) and (b) above without regard to service prior to his rehire date or date of employment termination.

                                      THIRD

            Effective immediately, Section 7.4 of the Plan is hereby amended by substituting "age 62" for "his Normal Retirement Date" where the latter appears therein.

                                     FOURTH

            Section 7.5 is hereby added to the Plan, to read as follows:

            7.5 Eligible Rollover Distributions:

            (a) General: This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the distributee in a "direct rollover".

            (b)   Definitions:

                  (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
                  section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee: A distributee includes an Employee or former Employee. In addition. the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                      FIFTH

            Section 9.5 is hereby added to the Plan, to read as follows:

            9.5 Voting Rights

                  (a) Notwithstanding anything contained herein to the contrary, effective with respect to voting issues presented to stockholders of the Company having a record date after December 31, 1994, each Participant shall be given the opportunity to direct the Trustee as to the manner in which any "qualifying employer securities" of the Company allocated to such Participant's account as of the relevant record date are to be voted on each matter brought before an annual or special shareholders' meeting.

                  (b) Before each such meeting of shareholders, the Committee and/or the Trustee shall furnish to each

            Participant a copy of the proxy solicitation material, together with a form requesting directions on how such shares of "qualifying employer securities" allocated to such Participant's account shall be voted. Upon timely receipt of such directions, the Trustee shall vote as directed, and the Trustee shall have no discretion to vote otherwise. The Trustee shall vote "qualifying employer securities" for which it has not received directions from Participants and any unallocated "qualifying employer securities" held under the Plan in the same proportion as directed "qualifying employer securities" are voted, and the Trustee shall have no discretion to vote otherwise.

                  (c) Voting directions received by the Trustee from
            Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company.

            IN WITNESS WHEREOF, DDB Needham Worldwide Inc. has caused this Amendment to be executed and its corporate seal to be hereunto affixed and attested to by its duly authorized officer this 29th day of November, 1994.

                                             DDB NEEDHAM WORLDWIDE INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT made this 11th day of April, 1995, by DDB Needham Worldwide Inc. (hereinafter referred to as the "Company"), in accordance With Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

      Effective as of March 1, 1995, Section 3.1(b) of the Plan be, and hereby is amended by adding the following paragraph at the end thereof:

      "Notwithstanding anything contained herein to the contrary, an Employee who transfers employment from Griffin Bacal Inc. ("GBI") to the Company shall become a Participant (1) on the first day of the calendar quarter coincident with or next following the date of such transfer if he had completed at least six months of continuous service with GBI as of December 31 of the year immediately preceding the transfer, or (2), in any other case, in accordance with Section 3.1(a) and the preceding paragraph of this Section 3.1(b), but crediting for such purpose the Employee's continuous service with GBI immediately prior the date of transfer as service with the Company."

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             DDB NEEDHAM WORLDWIDE INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT made this 19th day of September, 1995, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

      Effective January 1, 1996, Section 4.6 of the DDB Needham Joint Savings Plan is hereby amended by substituting the words "calendar quarter" for the words "Plan Year" where the latter appears therein.

                                     SECOND

      Section 14.6 of the DDB Needham Joint Savings Plan is hereby amended by adding the following sentence at the end of the second paragraph thereof:

            "Subject to the terms of any such order, the Committee may direct any distribution pursuant thereto to be made without regard to the Participant's attainment of any age".

      The above amendment shall be effective with respect to qualified domestic relations orders referred to therein which the Committee receives on or after the date this Amendment is adopted.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT. made this 19th day of March, 1996, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

      Section 5. 1 of the Plan is hereby amended in its entirety, to read as follows:

            5.1 A Participant's Account shall at all times be nonforfeitable and fully vested in him, and shall become payable to him (or his Beneficiary) in the event of his retirement, death or other termination of his employment with the Company. The amount which shall be payable in such event shall be equal to the value of the Participant's Account determined as of the Valuation Date coincident with or immediately following the earlier of:

                  i. the date the Participant's completed benefit election form is received by the Plan Administrator;

                  ii. the Participant's attainment of age 62 if his Severance From Service Date occurs before attaining age 62;

                  iii. the Participant's Normal Retirement Date if his retirement occurs after attaining age 62;

                  iv. the Participant's Severance From Service Date if the value of his Account does not exceed $3,500; or

                  v. the date on which the Plan Administrator receives a completed benefit distribution form from the Participant's Beneficiary if distribution is being made due to the Participant's death.

                                     SECOND

      The second sentence of Section 5.2 of the Plan is hereby deleted in its entirety.

                                      THIRD

      Section 9.3 of the Plan is hereby deleted in its entirety, and Section 9.4 of the Plan is hereby renumbered Section 9.3.

                                     FOURTH

      Section 9.3 of the Plan (formerly Section 9.4 per the foregoing Amendment) is hereby amended by substituting the following for the first paragraph thereof:

            "The Fund shall consist of separate investment funds, such as a fixed income fund, an indexed stock fund and a balanced fund (the foregoing funds being illustrative only, and neither mandatory nor exclusive). The Committee shall determine the nature and number of the investment funds; provided, however, that the Committee shall cause one of such funds to be invested primarily in common stock, $.50 par value, of Omnicom Group Inc."

                                      FIFTH

      APPENDIX A is hereby added to the Plan, to read as follows:

                                   APPENDIX A
                        Special Provisions Applicable to
                           Certain Former Employees of
                   Foote, Cone & Belding Communications, Inc.

      Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply with respect to former employees of Foote, Cone & Belding Communications, Inc. ("Foote Cone") who became employed by the Company on or about April 15, 1996 (the "Transfer Date"):

      1. Service with Foote Cone prior to the Transfer Date shall be counted as service with the Company for purposes of determining the eligibility of such employees to participate under the Plan.

      2. Each such employee who had completed at least six months of service with Foote Cone as of December 31, 1995 shall be eligible to participate in the Plan on July 1, 1996.

                                      SIXTH

      The foregoing Amendments shall be effective immediately.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT made this 27th day of September, 1996, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

      Effective immediately, Section 3.1(a) of the Plan is hereby amended in its entirety, to read as follows:

      3.1(a) An Employee shall be eligible to become a Participant when he has completed six (6) months of continuous employment, commencing on his Employment Commencement Date. Notwithstanding the foregoing, an Employee who is not paid on a salaried basis and whose Employment Commencement Date is after July 1, 1995 shall be ineligible to become a Participant of the Plan.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                         DDB NEEDHAM JOINT SAVINGS PLAN

      THIS AMENDMENT made this 5th day of May, 1997, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

      The Plan is hereby amended by substituting "DDB Needham/TLP Joint Savings Plan" for "DDB Needham Joint Savings Plan" each place where the latter appears therein.

                                     SECOND

      The Plan is hereby amended by substituting "The DDB Needham Worldwide Communications Group Inc." for "DDB Needham Worldwide Inc." each place where the latter appears therein.

                                      THIRD

      AMENDMENTS FIRST AND SECOND are hereby effective July 1, 1997.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                       DDB NEEDHAM/TLP JOINT SAVINGS PLAN

      THIS AMENDMENT, made this 19th day of May, 1998 by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham/TLP Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided:

      NOW, THEREFORE, APPENDIX B is hereby added to the Plan, to read as follows:

                                   APPENDIX B
                        Special Provisions Applicable to
                           Certain Former Employees of
                                  Moss/Dragoti

Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply with respect to former employees of the Moss/Dragoti Division of Wells BDDP ("Moss/Dragoti") who became employed by the Company on or about May 1, 1998 (the "Transfer Date"):

1. Service with Moss/Dragoti prior to the Transfer Date shall be counted as service with the Company for purposes of determining the eligibility of such employees to participate under the Plan.

2. Each such employee who had completed at least six months of service with Moss/Dragoti as of December 31, 1997 shall be eligible to participate in the Plan on July 1, 1998.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                       DDB NEEDHAM/TLP JOINT SAVINGS PLAN

      THIS AMENDMENT, made this 1st day of December, 1998, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham/TLP Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

      WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

      WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

      NOW, THEREFORE, APPENDIX C is hereby added to the Plan, to read as follows:

                                   APPENDIX C
                          Special Provisions Applicable
                             to Certain Employees of
                               Griffin Bacal Inc.

Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply with respect to employees of Griffin Bacal Inc. ("Griffin Bacal") on December 31, 1998, on which date Griffin Bacal completely discontinued contributions under the Profit Sharing Plan of Griffin Bacal Inc. (the "Discontinuance Date"):

1. Service with Griffin Bacal prior to the Discontinuance Date shall be counted as service with the Company for the purposes of determining the eligibility of such employees to participate under the Plan.

2. Each such employee who had completed at least six months of service with Griffin Bacal as of December 31, 1998 shall be eligible to participate in the Plan on January 1, 1999.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------

                                AMENDMENT TO THE
                       DDB NEEDHAM/TLP JOINT SAVINGS PLAN

            THIS AMENDMENT, made this 16th day of March, 1999, by The DDB Needham Worldwide Communications Group Inc. (hereinafter referred to as the "Company"), in accordance with Section 10.1 of the DDB Needham/TLP Joint Savings Plan (the "Plan").

                              W I T N E S S E T H:

            WHEREAS, the Company reserved the right under Section 10.1 of the Plan to amend the Plan; and

            WHEREAS, the Company wishes to amend the Plan as hereinafter provided;

            NOW, THEREFORE, the Plan is amended as follows:

                                      FIRST

                  Section 2.1(i) of the Plan is amended by adding the following sentence at the end thereof:

            Except to the extent required by the Code for coverage and non-discrimination testing purposes, Employee shall not include any individual treated by the Company at the time services are rendered as an independent contractor or as a leased employee for the period the individual is so treated, even if such individual subsequently is retroactively reclassified as a common-law employee for such period.

                                     SECOND

                  Effective as of April 1, 1998, paragraph iv of Section 5.1 of the Plan is hereby amended in its entirety, to read as follows:

            5.1 iv. the Participant's Severance From Service Date if the value of this Account does not exceed $5,000; or

                                      THIRD

                  Effective as of January 1, 1997, section 7.1 of the Plan is hereby amended by substituting the following paragraph for the second paragraph thereof:

            Notwithstanding anything hereinabove contained to the contrary in this section, no distribution hereunder shall commence later than the later of April 1 following the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), or retires, except that benefit distributions to a 5-percent owner (as defined in section 416 of the Internal Revenue
            Code) must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                                     FOURTH

                  Effective as of April 1, 1998, section 7.4 of the Plan is
            hereby amended in its entirety, to read as follows:

            7.4 Notwithstanding anything herein contained to the contrary, no distribution of a Participant's Account, which is in excess of $5,000, may be made without his consent, unless he has reached his Normal Retirement Date.

      IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has executed this Amendment as evidence of its adoption by the Company as of the date first above written.

                                             THE DDB NEEDHAM WORLDWIDE
                                             COMMUNICATIONS GROUP INC.


                                             By: /s/ Philip S. Krieger
                                                 -------------------------------

ATTEST:


/s/ Olive Frankovic
-----------------------------